Exhibit I

to

Schedule 13G

Ameriprise Financial, Inc., a Delaware Corporation, is a parent holding company. The classification and identity of the relevant subsidiaries is as follows:

Non-US Institution – TAM UK International Holdings Limited, a private limited company incorporated in England and Wales, is a holding company and parent entity to Threadneedle Asset Management Oversight Limited.

Non-US Institution – Threadneedle Asset Management Oversight Limited, a private limited company incorporated in England and Wales, is a holding company and parent entity to Ameriprise International Holdings GmbH.

Non-US Institution — Ameriprise International Holdings GmbH, a limited liability company incorporated under the laws of Switzerland, is a holding company for various companies including Threadneedle Asset Management Holdings Sarl and its subsidiary entities.

Non-US Institution – Threadneedle Asset Management Holdings Sarl, a private company (société à responsabilité limitée) incorporated in the Grand Duchy of Luxembourg, is a holding company for various companies including Threadneedle Holdings Limited and its subsidiary entities.

Non-US Institution – Threadneedle Holdings Limited, a private limited company incorporated in England and Wales, is a holding company and is the parent entity to TAM UK Holdings Limited.

Non-US Institution – TAM UK Holdings Limited, a private limited company incorporated in England and Wales, is a holding company and is the parent entity to Threadneedle Asset Management Holdings Limited.

Non-US Institution – Threadneedle Asset Management Holdings Limited, a private limited company incorporated in England and Wales, is a holding company and is the parent entity to TC Financing Limited.

Non-US Institution – TC Financing Limited, a private limited company incorporated in England and Wales, is a holding company and is the parent entity to Threadneedle Asset Management Limited.

Non-US Institution – Threadneedle Asset Management Limited, a private limited company incorporated in England and Wales, is an investment adviser authorized and regulated by the UK Financial Conduct Authority.

Non-US Institution – Threadneedle Investment Services Limited, a private limited company incorporated in England and Wales, is a management company authorized and regulated by the U.K. Financial Conduct Authority.